Exhibit 99.1

IIOT-OXYS, Inc. Awarded Six-Figure Sub-Contract from a Major Northeast State's DOT for Bridge Monitoring

CAMBRIDGE, MA / ACCESSWIRE / September 21, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced it has received a formal six-figure sub-contract from July 2022 through June 2023. This extends its original contract from a Department of Transportation (DOT) of a major northeast state to continue monitoring multiple bridges.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, " As I’ve stated previously, the extension of this contract is validation of the solid value proposition of our bridge monitoring systems by this state's DOT and by the structural engineering firm that is providing oversight on this project. It also substantiates the strength of our strategic partnership with Aingura IIoT, S.L., and the proprietary AI & Machine Learning algorithms we've developed. Our data driven models provide adjunct insights to traditional visual inspections performed by the state's bridge inspectors, and if deployed more broadly, could potentially enhance the management of a state's DOT bridge assets. This bodes well for our company's Structural Health Monitoring (SHM) business, through potential expansion within the state, the rest of the U.S., and globally."

"This formal approval was anticipated since our second quarter results were released in August. This contract was approved and fully funded for the monitoring and analysis, as well as equipment upgrades presented in our proposal. Our success in the SHM market is a direct result of the hard innovative work done by Oxys and its partners: Aingura IIoT, S.L., university professors, and commercial structural engineering subject matter experts. It positions us to pursue contracts in SHM worldwide. This contract extension in the U.S. and the active proof of concept on some Spanish bridges by Aingura IIoT, S.L. are key to winning future contracts. We are also pursuing additional collaborations to further expand our SHM business in both the U.S. and world-wide” stated Mr. Emmons.

On November 15, 2021, President Biden signed the $1 trillion infrastructure bill into law. The law allocates $110 billion in funding to repair U.S. roads and bridges and support major, transformational projects. Specifically, the Federal Highway Administration will distribute $26.5 billion to upgrade bridges in states, the District of Columbia and Puerto Rico over five years under the law. Other reports state that companies such as ours that are involved with connected infrastructure, which includes connected roads and bridges and the underlying "smart" sensor and software technology, are poised to benefit from the new law. Independent research shows that the world-wide Structural Health Monitoring market size was $2.0 billion USD in 2021 and will reach $4.0 billion USD by 2027, growing at a CAGR of 14.6%.1

Mr. Emmons concluded, "With this six-figure SHM contract in hand, we’re confident of our earlier guidance, which anticipates that the momentum of the second quarter's revenue will continue into the third quarter and the second half of the year. We expect that our third quarter revenue will match or exceed our second quarter's revenues, and revenue for the second half of 2022 will exceed that generated in the first half of 2022. In total, we are optimistic of our projections for total revenue in 2022 to return to 2019 levels.”

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIoT-OXYS, Inc.

1 https://www.marketsandmarkets.com/Market-Reports/structural-health-monitoring-market-101431220.html